[Servotronics, Inc. Letterhead]	Exhibit 99.1

1110 Maple Street ♦ P.O. Box 300 ♦ Elma, New York 14059-0300 ♦ 716-655-5990 ♦ FAX 716-655-6012

March 14, 2016	SERVOTRONICS, INC. (NYSE MKT– SVT)
DECLARES CASH DIVIDEND OF $0.15 PER SHARE

Servotronics, Inc. (NYSE MKT– SVT), today announced that its Board of Directors declared a $0.15 per share cash dividend.  The dividend will be paid on May 16, 2016 to shareholders of record on April 11, 2016. This dividend does not represent that the Company will pay dividends on a regular or scheduled basis.

The Company is composed of two groups – the Advanced Technology Group (ATG) and the Consumer Products Group (CPG). The ATG primarily designs, develops and manufactures servo control and other components for various commercial and government applications (i.e., aircraft, jet engines, missiles, manufacturing equipment, etc.). The CPG designs and manufactures cutlery, bayonets, machetes and combat, survival, sporting, agricultural, and pocket knives for both commercial and government applications.

SERVOTRONICS, INC. (SVT) IS LISTED ON NYSE MKT